BY-LAWS

                                       OF

                                 SEGWAY VI CORP.

                                    ARTICLE I

                                OFFICES AND AGENT

         The registered office of the corporation shall be located at 4400 Route 9, 2nd Floor, Freehold, New Jersey 07728. The corporation may also establish and have offices at such other place or places as may from time to time be designated by the Board of Directors. The registered agent of this corporation at such office is Richard I. Anslow.

                                   ARTICLE II
                                      SEAL

         The corporation shall have a seal with the name of the corporation, the year of its organization, the words "Incorporated" and "New Jersey" thereon.

                                   ARTICLE III
                             STOCKHOLDERS' MEETINGS

         Section 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before it, shall be held in the Township of Freehold and State of New Jersey, or at such other place the Board of Directors may designate, on the 1st day of May. If such date shall be a Saturday, Sunday or legal holiday, said meeting shall be held on the next business day.

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     Section 2.        Quorum.  The presence, in person or by proxy, of
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shareholders holding at least fifty-one (51%) percent of the shares entitled to vote shall be necessary to constitute a quorum.

     Section 3.        Special Meetings. Special meetings, other than
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those regulated by statute, may be called at any time by a majority of the Board of Directors, by the President or as permitted by law. It shall be the duty of the President or the Board of Directors to call such meetings whenever so requested, in writing, by the shareholders of record who own at least fifty-one (51%) percent of the shares of stock of the corporation entitled to vote at such meetings. Notice of such meetings shall specify the object or objects thereof, and no other business than that specified in such notice shall be considered at any such meeting except upon unanimous consent of all shareholders entitled to notice thereof.

     Section 4.        Notice of Meetings. A written or printed notice of each
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annual or special meeting of the shareholders of the corporation, signed by the
President, Vice-President or Secretary, which shall state the time, place and objects of such meeting including, when necessary, the number of directors to be elected, shall be delivered personally or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to notice. If mailed, the notice shall be mailed to the shareholder at his address as it appears on the records of the corporation, unless he shall have filed with the Secretary of the corporation a written request that

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notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Any shareholder may, in writing, waive notice of any meeting, and such waiver may be signed before or after the meeting.

     Section 5.        Proxies. Any shareholder entitled to vote may be
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represented at any regular or special meeting of the shareholders by a duly appointed proxy. All proxies shall be written and properly signed, but shall require no other attestation and shall be filed with the Secretary of the meeting before being voted.

     Section 6.        Action Without Meeting.  The shareholders may take
                       ----------------------
action without a meeting by written consent, in the manner prescribed by the New Jersey Statutes. Such written consent or consents shall be filed in the minute book.

                                   ARTICLE IV

                                    DIRECTORS

     Section 1.        Number, Term of Office and Removal. The Board of
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Directors of the corporation shall consist of one (1) member. Directors need not be shareholders or residents of the State of New Jersey. The directors shall be elected at the annual meeting of the shareholders of the corporation, and each director shall be elected to serve until the next annual meeting of shareholders, or until his successor shall have been elected and qualified or until their earlier resignation or removal. Any director may be removed, either with or without cause, and his successor is elected at any time by a vote of the majority of the

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shareholders at a special meeting called for this purpose. Any other vacancy occurring in the Board of Directors may be filled for the unexpired term by vote of the remaining directors although less than a quorum.

     Section 2.        Duties and Powers. The Board of Directors shall have the
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control and management of the affairs of the corporation and shall exercise all such powers of the corporation, and do all such lawful acts and things necessary or expedient in the control and management thereof, as are not required to be exercised or done by the shareholders. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with law.

     Section 3.        Meetings. Meetings of the Board of Directors shall be
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held at the office of the corporation, or at any other place which the President or a majority of the Board of Directors may from time to time designate. There shall be an annual meeting of the Board of Directors held upon the day of their election, or as soon thereafter as convenient. Other regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution prescribe. Meetings of the Board of Directors shall be held whenever called by the President. The Secretary shall call a meeting of the Board of Directors whenever requested in writing by one of the directors. Five (5) days of notice shall be given to each director by the Secretary of each meeting of the Board of Directors. Such notice may

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be given by mail, telegram, telephone or in person. The Board of Directors may meet to transact business at any time and place without notice, provided all members shall be present, or if any member or members not present shall waive notice of such meeting in writing. Fifty-one (51%) percent of the directors shall constitute a quorum for the transaction of business, but the director or directors present, if less than a quorum, may adjourn any meeting from time to time until such quorum shall be present. All matters coming before the Board of Directors shall be determined and decided by the majority vote of the quorum.

     Section 4.       Action Without Meeting.  The Board of Directors may
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act without a meeting if, prior to such action, each member of the Board of Directors shall consent in writing thereto. Such consent or consents shall be filed in the minute book.

                                    ARTICLE V
                                WAIVERS OF NOTICE

         Any notice required by these By-Laws, the Certificate of incorporation or the law of the State of incorporation may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before, at or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting the lack of proper notice, prior to the conclusion of the meeting, shall be deemed conclusively to have waived such notice.

                                   ARTICLE VI

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                                    OFFICERS

     Section 1.        Election. The Board of Directors immediately after the
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annual meeting of the shareholders shall meet and elect a President, Secretary and Treasurer. They may elect such other officers as the needs of the corporation may from time to time require. All officers shall serve for one (1) year, or until the election and qualification of their successors or until their earlier resignation or removal, subject to the power of the directors to remove any officer without cause by a majority vote of the Board of Directors. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by the By-Laws to be executed, acknowledged, or verified by two or more officers. The compensation of the officers shall be fixed by the Board of Directors. Appointment or election to a corporate office shall not, of itself, establish or create contract rights.

         Section 2. President. The President shall preside at all meetings of the Board of Directors, and shall act as temporary chairman at and call to order all meetings of the shareholders. The President shall be the chief executive officer of the corporation and shall perform all duties commonly incident to his office and shall have general supervision of the affairs of the corporation, subject to the authority of the Board of Directors. The President shall report to the Board of Directors from time to time all matters coming to his notice, relating to the interests of the corporation, that should be brought to the

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attention of the Board of Directors.

     Section 3.        Vice President. The Vice President shall perform such
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duties and have such authority as from time to time may be delegated to him by the Board of Directors or the President. The Vice President shall have and exercise all the powers and duties of the President in case of his absence or inability to act.

     Section 4.        Secretary. The Secretary shall cause notices of all
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meetings to be served as prescribed in these By-Laws and keep or caused to be kept the minutes of all meetings of the Shareholders and the Board of Directors. The Secretary shall have charge of the seal of the Corporation. The Secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the President or the Board of Directors.

     Section 5.        Treasurer. The Treasurer shall have the care and custody
                       ---------
of all the funds and securities of the corporation, and shall perform such other duties as the President or the Board of Directors may from time to time prescribe. The Treasurer shall keep or cause to be kept full and accurate regular books of account.

                                   ARTICLE VII
                                  CAPITAL STOCK

         Section 1.        Certificates.  Certificates of stock shall be
                           ------------
signed by the President or Vice President, and countersigned by the Secretary or Treasurer and sealed with the seal of the corporation. Each certificate of stock shall plainly state upon the face thereof the number

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of shares of the class which it represents and any other statements required by law. All certificates exchanged or returned to the corporation shall be marked "canceled" by the Secretary, with the date of cancellation.

         Section 2. Transfers. All transfers of stock shall be made upon the books of the corporation, and must be accompanied by the surrender of the duly endorsed certificate representing the stock transferred. Transfer books may be closed ten (10) days before the annual meeting of the shareholders.

                                  ARTICLE VIII
                                   FISCAL YEAR

         The fiscal year of the corporation shall be determined by the filing of the first Federal corporate income tax return.

                                   ARTICLE IX

                                   AMENDMENTS

         These By-Laws may be altered, amended, or repealed by Shareholders owning fifty-one (51%) percent of the shares of the corporation or a majority of the Board of Directors. Any By-Laws adopted, amended or repealed by the Shareholders may be amended or repealed by the Board of Directors, unless the resolution of the Shareholders adopting such By-Laws expressly reserves to the Shareholders the right to amend or repeal it.

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                                    ARTICLE X

                                 INDEMNIFICATION

         Every person who is or was a director or officer, employee or agent of the Corporation, or any person who serves or has served in any capacity with any other enterprise at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permitted by law. The Corporation shall indemnify such persons against all expenses and liabilities reasonably incurred by or imposed on them in connection with any proceedings to which they have been or may be made parties, or any proceedings in which they may become involved by reason of being or having been a director or officer of the Corporation, or by reason of serving or having served another enterprise at the request of the Corporation, whether or not in the capacities of directors or officers of the Corporation at the time the expense or liabilities are incurred.

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